Item 1.         Description of Registrant's Securities to be Registered

        Reference is made to the caption "Description of Securities" in the Registration Statement on Form SB-2 (Registration No. 33-3746-LA) as filed with the Securities and Exchange Commission (the "Commission") by the Registrant on February 7, 1997, which is filed as Exhibit 4.3 hereto (the "Registration Statement"). A description of the securities being registered will be included in the final Prospectus to be filed with the Commission under Rule 424(b) under the caption "Description of Securities", and such description shall be deemed incorporated by reference into this Registration Statement.

Item 2.		Exhibits

	Except as otherwise indicated, the following exhibits are incorporated by reference to the exhibits with the same numbers in the Registration Statement:

Exhibit Number	Document

*	3.0		Articles of Incorporation and Bylaws
*	4.3		Specimen Common Stock Certificate
**	5.1		Opinion of Davis Wright Tremaine as to the legality
                        of the securities being registered.
*	10.1		Sales Agency Agreement
*	10.2		Master Lease Agreement
**	10.3		Jongsma and Grabowski Restricted Stock Bonus
                        Agreement
*	10.4		Registration Rights and Standstill Agreement
                        governing certain current shareholders
*	10.5		Shapiro and Walters Registration Rights Agreement
*	10.6		Klemen Loan Agreement
*	10.7		Trust Agreement - LEI/DAT/Fone
*	10.9A		Employment Agreement for Joseph
*	10.9B		Employment Agreement for Forney
***	24.1		Consent of Isler & Co., L.L.C.
**	24.2		Consent of Davis Wright Tremaine - See Exhibit 5.1
*	99		Reorganization Plan
*	99.1		Letter describing procedure for accepting offer
*       99.2            Company's Disclosure Statement filed with
                        Bankruptcy Court


________________________
*	Filed on January 27, 1996 and incorporated by reference.
**	Filed on July 19, 1996 and incorporated by reference.
***	Filed on January 22, 1997 and incorporated by reference.




SIGNATURE


	Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       FONE AMERICA, INC.
                                         Registrant

                                       By:     /s/ Peter H. Jacobs
                                               Peter H. Jacobs
                                               President and
                                               Chief Executive Officer



Dated:  February 25, 1997